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                                                                    Exhibit 99.1




                                                                   PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE
                                                     CONTACT: CHARLES N. TALBERT
                                                  DIRECTOR OF INVESTOR RELATIONS
                                                                  (404) 262-3252


               J. DONALD NICHOLS RESIGNS FROM REMAINING POSITIONS

         ATLANTA -- (April 13, 2000) -- JDN Realty Corporation (NYSE: JDN) announced that J. Donald Nichols has resigned as Chairman of the Board of Directors of JDN Realty Corporation and will no longer serve on that Board or hold any position with JDN Realty Corporation. In addition, JDN Realty Corporation has been informed that Mr. Nichols has tendered his resignation as director of JDN Development, Inc. and will not hold any positions with JDN Development, Inc.

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         JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, the Company owns and operates directly or indirectly 114 properties, containing approximately
12.8 million square feet of gross leasable area, located in 17 states. The common stock and preferred stock of JDN Realty Corporation are listed on the New York Stock Exchange under the symbols "JDN" and "JDNPrA," respectively.